EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.0001 per share, of EngageSmart, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 4, 2022

Summit Partners, L.P.

By:	Summit Master Company, LLC
Its:	General Partner

By:	*
Authorized Signatory

Summit Partners Growth Equity Fund VIII-A, L.P.

By:	Summit Partners GE VIII, L.P.
Its:	General Partner

By:	*
Authorized Signatory

Summit Partners Growth Equity Fund VIII-B, L.P.

By:	Summit Partners GE VIII, L.P.
Its:	General Partner

By:	*
Authorized Signatory

Summit Partners Entrepreneur Advisors Fund I, L.P.

By:	Summit Partners Entrepreneur Advisors GP, LLC
Its:	General Partner

By:	*
Authorized Signatory

Summit Investors I, LLC

By:	Summit Investors Management, LLC
Its	Manager

By:	*
Authorized Signatory

Summit Master Company, LLC

By:	*
Authorized Signatory

By:	*
Name: Peter Y. Chung

By:	*
Name: Martin J. Mannion

*By:	/s/ Adam H. Hennessey
Adam H. Hennessey
Power of Attorney**

**	Pursuant to Powers of Attorney attached hereto as Exhibit B.